UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000
umb.com

//FOR IMMEDIATE RELEASE//

Contact: Mandie Nelson: 816.860.5088

Investor Relations Contact: Abby Wendel, 816.860.1685

UMB Financial Corporation Reports Record Full-Year 2011 Earnings of $106.5 Million

Selected fourth quarter financial highlights:

·	Net income increased 22.3 percent over the fourth quarter 2010

·	Average loans increased 5.8 percent to $4.9 billion

·	Nonperforming loans decreased from 0.55 percent to 0.52 percent of loans

·	Noninterest income increased 3.2 percent and was 55.1 percent of total revenue

·	Tier 1 capital ratio remains strong at 11.20 percent

Kansas City, Mo. (January 24, 2012) – UMB Financial Corporation (NASDAQ: UMBF), a diversified financial holding company, announced earnings for the three months ended December 31, 2011 of $23.3 million or $0.58 per share ($0.58 diluted). This is an increase of $4.2 million, or 22.3 percent, compared to fourth quarter 2010 earnings of $19.0 million or $0.48 per share ($0.47 diluted). Earnings for the year ended December 31, 2011 were $106.5 million or $2.66 per share ($2.64 diluted). This is an increase of $15.5 million, or 17.0 percent, compared to the prior year-to-date earnings of $91.0 million or $2.27 per share ($2.26 diluted).

“2011 was a very good year for UMB,” said Mariner Kemper, Chairman and Chief Executive Officer. “With net income surpassing $100 million for the first time in the company’s history, we earned a record $106.5 million in 2011. During the past three years, we have consistently grown UMB without sacrificing credit quality or capital, and made acquisitions in what has arguably been one of the worst financial crises this country has seen in generations. Investments we’ve made in the company are paying off, and we believe these results validate our unique position as a diversified financial services company.”

Net Interest Income and Margin

Net interest income for the fourth quarter of 2011 increased $0.7 million, or 0.9 percent, compared to the same period in 2010. Average earning assets increased by $932.8 million, or 8.8 percent, compared to the fourth quarter of 2010. This increase was due to a $540.4 million, or 10.0 percent, increase in average total securities, including trading securities and a $269.3 million, or 5.8 percent, increase in average loans. Net interest margin decreased 21 basis points to 2.91 percent for the three months ended December 31, 2011 compared to the same quarter in 2010.

Noninterest Income and Expense

Noninterest income increased $3.0 million, or 3.2 percent, for the three months ended December 31, 2011 compared to the same period in 2010. This increase is primarily attributed to increased trust and securities processing income of $4.8 million, or 10.3 percent, for the three months ended December 31, 2011 compared to the same period in 2010. The increase in trust and securities processing income was primarily due to a $1.2 million, or 8.6 percent, increase in advisory fee income from the Scout Funds; a $0.7 million, or 4.1 percent, increase in fund administration and custody services; and a $2.7 million, or 50.0 percent, increase in fees related to institutional and personal investment management services. Service charges on deposits increased $1.3 million, or 7.3 percent, compared to the fourth quarter of 2010. These increases are offset by decreased trading and investment banking income of $1.5 million, or 17.0 percent, and decreased bankcard fees of $1.4 million, or 9.5 percent, compared to the three months ended December 31, 2010.

Noninterest expense increased $3.7 million, or 2.7 percent, for the three months ended December 31, 2011 compared to the same period in 2010. This increase is driven by higher salary and benefits expense of $1.7 million, or 2.3 percent, and higher other expenses of $3.6 million, or 63.4 percent. Of the increase in salary and benefits expense, approximately $0.6 million, or 36.0 percent, is related to salary and benefits from acquisitions. These increases were offset by decreases in bankcard expense of $1.3 million, or 27.6 percent, regulatory fees of $1.3 million, or 38.0 percent, and equipment expense of $1.1 million, or 9.7 percent, compared to the three months ended December 31, 2010.

“Our fee businesses continued to be a primary driver of our strong fourth quarter results and year over year earnings growth. “Our acquisitions have performed well and contributed strongly to our growth in fee income,” said Peter deSilva, President and Chief Operating Officer. “For the full year, noninterest income increased $54.0 million, or 15.0 percent, as compared to the same period in 2010. Due to uncertainties in Europe, flows slowed considerably in our flagship international product causing the Scout Funds to experience net outflows of $2.0 million for the quarter. For the full year, the Scout Funds enjoyed over $1 billion in net flows reflecting our strong long-term product performance and distribution capabilities. We closed out the year-end corporate benefits open enrollment season with strong growth in FSA and HSA accounts and balances. We ended the year with almost 2.5 million FSA and HSA accounts and nearly $300 million in deposits. We are pleased with the growth of our various fee businesses and are looking for our fee businesses to be a key driver of growth again in 2012.”

Balance Sheet

Average total assets for the three months ended December 31, 2011 were $12.5 billion compared to $11.6 billion for the same period in 2010, an increase of $984.1 million, or 8.5 percent. Average earning assets increased by $932.8 million for the period, or 8.8 percent.

Average loan balances for the three months ended December 31, 2011 increased $269.3 million, or 5.8 percent, to $4.9 billion compared to the same period in 2010. Actual loan balances on December 31, 2011 were $5.0 billion, an increase of $376.7 million, or 8.2 percent, compared to December 31, 2010. Commercial loans increased $297.8 million, or 15.4 percent, and commercial real estate increased 99.7 million, or 7.7 percent.

Nonperforming loans increased to $25.6 million on December 31, 2011 from $25.1 million on December 31, 2010. As a percentage of loans, nonperforming loans decreased to 0.52 percent as of December 31, 2011 compared to 0.55 percent on December 31, 2010. Nonperforming loans are defined as nonaccrual loans and restructured loans. By comparison, the industry median for nonperforming loans as of September 30, 2011 was 3.82 percent. The company’s allowance for loan losses totaled $72.0 million, or 1.45 percent of loans, as of December 31, 2011 compared to $74.0 million, or 1.61 percent of loans, as of December 31, 2010.

For the three months ended December 31, 2011, average securities, including trading securities, totaled $6.0 billion. This is an increase of $540.4 million, or 10.0 percent, from the same period in 2010.

Average total deposits increased $1.1 billion, or 12.1 percent, to $9.9 billion for the three months ended December 31, 2011 compared to the same period in 2010. Average noninterest-bearing demand deposits increased $916.0 million, or 31.1 percent, compared to 2010. Average interest-bearing deposits increased by $148.9 million, or 2.5 percent, in 2011 as compared to 2010. Total deposits as of December 31, 2011 were $10.2 billion, compared to $9.0 billion as of December 31, 2010, a 12.6 percent increase. Also, as of December 31, 2011, noninterest-bearing demand deposits were 38.8 percent of total deposits.

“2011 was a record year for revenue and net income at UMB,” said Mike Hagedorn, Chief Financial Officer. “Additionally, our capital increased 12.3 percent and total assets increased 9.2 percent. We are growing the company as we increase net income, a sign of the strength of our business model. We continue to position the company for long term growth even though in the short run we face a challenging rate environment.”

As of December 31, 2011, UMB had total shareholders’ equity of $1.2 billion, an increase of 12.3 percent as compared to the same period in 2010.

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.205 quarterly cash dividend, payable on April 2, 2012, to shareholders of record at the close of business on March 9, 2012.

Year-to-Date

Earnings for the year ended December 31, 2011 were $106.5 million or $2.66 per share ($2.64 diluted). This is an increase of $15.5 million, or 17.0 percent, compared to the prior year-to-date earnings of $91.0 million or $2.27 per share ($2.26 diluted).

Net interest income for the year ended December 31, 2011 increased $6.4 million, or 2.0 percent, compared to the same period in 2010. Net interest margin decreased to 2.94 percent for the year ended December 31, 2011 as compared to 3.21 percent for the same period in 2010.

Noninterest income increased $54.0 million, or 15.0 percent, to $414.3 million for the year ended December 31, 2011 as compared to the same period in 2010. Trust and securities processing income increased $48.0 million, or 30.0 percent, for year-to-date December 31, 2011 as compared to the same period in 2010. Bankcard fees increased $5.0 million, or 9.1 percent, compared to 2010. Gains from the sale of securities available for sale of $16.1 million were recognized during the year ended December 31, 2011 compared to $8.3 million for the same period of 2010.

Noninterest expense increased $50.1 million, or 9.8 percent, for the year ended December 31, 2011 compared to the same period in 2010. Salary and employee benefit expense increased by $27.5 million, or 10.3 percent. Amortization of intangible assets increased $5.0 million, or 44.5 percent. Processing fees increased $4.5 million, or 9.9 percent. Additionally, during the second quarter, the company established a $7.8 million escrow fund to settle a class action lawsuit.

Conference Call

The company plans to host a conference call to discuss its 2011 fourth quarter and year-end earnings results on January 25, 2012, at 8:30 a.m. (CST). Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9692. The live call can also be accessed by following the link

http://event.on24.com/r.htm?e=393716&s=1&k=7864611AD5EF6CE139D4FB0FA0486B25 or by visiting the investor relations area of umb.com.

A replay of the conference call may be heard until February 8, 2012 by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4503730. The call replay may also be accessed via the company's website, umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, increases in employee costs, its ability to integrate acquisitions and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to commercial, institutional and personal customers nationwide. Its banking subsidiaries own and operate banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank.

CONSOLIDATED BALANCE SHEETS	UMB Financial Corporation

(unaudited, dollars in thousands)
	December 31,
Assets	2011	2010

Loans	$4,960,343	$4,583,683
Allowance for loan losses	(72,017)	(73,952)

Net loans	4,888,326	4,509,731

Loans held for sale	10,215	14,414
Investment securities:
Available for sale	6,107,882	5,613,047
Held to maturity	89,246	63,566
Trading securities	58,142	42,480
Federal Reserve Bank Stock and other	22,212	23,011

Total investment securities	6,277,482	5,742,104

Federal funds and resell agreements	66,078	235,176
Interest-bearing due from banks	1,164,007	848,598
Cash and due from banks	446,580	356,092
Bank premises and equipment, net	227,936	219,727
Accrued income	75,997	76,653
Goodwill	211,114	211,114
Other intangibles	84,331	92,297
Other assets	89,332	99,026

Total assets	$13,541,398	$12,404,932

Liabilities
Deposits:
Noninterest-bearing demand	$3,941,372	$2,888,881
Interest-bearing demand and savings	4,680,125	4,445,798
Time deposits under $100,000	615,475	693,600
Time deposits of $100,000 or more	932,939	1,000,462

Total deposits	10,169,911	9,028,741

Federal funds and repurchase agreements	1,950,827	2,084,342
Short-term debt	12,000	35,220
Long-term debt	6,529	8,884
Accrued expenses and taxes	186,380	145,458
Other liabilities	24,619	41,427

Total liabilities	12,350,266	11,344,072

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	723,299	718,306
Retained earnings	697,923	623,415
Accumulated other comprehensive income	81,099	25,465
Treasury stock	(366,246)	(361,383)

Total shareholders' equity	1,191,132	1,060,860

Total liabilities and shareholders' equity	$13,541,398	$12,404,932

Consolidated Statements of Income			UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
Interest Income	2011	2010	2011	2010

Loans	$ 54,557	$55,783	$219,076	$221,797
Securities:
Taxable interest	20,223	22,109	85,120	90,409
Tax-exempt interest	9,422	7,822	34,766	29,497

Total securities income	29,645	29,931	119,886	119,906
Federal funds and resell agreements	28	22	102	159
Interest-bearing due from banks	652	814	3,284	3,914
Trading securities	623	231	1,305	731

Total interest income	85,505	86,781	343,653	346,507

Interest Expense
Deposits	5,660	7,462	24,628	33,447
Federal funds and repurchase agreements	307	545	1,712	2,017
Other	5	(13)	340	430

Total interest expense	5,972	7,994	26,680	35,894

Net interest income	79,533	78,787	316,973	310,613
Provision for loan losses	5,000	7,400	22,200	31,510

Net interest income after provision for loan losses	74,533	71,387	294,773	279,103

Noninterest Income
Trust and securities processing	51,101	46,326	208,392	160,356
Trading and investment banking	7,270	8,757	27,720	29,211
Service charges on deposits	18,990	17,504	74,659	77,617
Insurance fees and commissions	968	1,025	4,375	5,565
Brokerage fees	2,410	1,666	9,950	6,345
Bankcard fees	12,898	14,250	59,767	54,804
Gains on sale of available for sale securities, net	234	1,045	16,125	8,315
Other	3,898	4,182	13,344	18,157

Total noninterest income	97,769	94,755	414,332	360,370

Noninterest Expense
Salaries and employee benefits	74,030	72,364	294,756	267,213
Occupancy, net	9,825	9,244	38,406	36,251
Equipment	10,593	11,729	42,728	44,934
Supplies and services	5,496	4,632	22,166	18,841
Marketing and business development	5,958	5,787	20,150	18,348
Processing fees	11,788	11,689	49,985	45,502
Legal and consulting	5,637	5,546	15,601	14,046
Bankcard	3,528	4,872	15,600	16,714
Amortization of intangible assets	3,913	3,459	16,100	11,142
Regulatory fees	2,154	3,474	10,395	13,448
Class action litigation settlement	-	-	7,800	-
Other	9,299	5,689	29,059	26,183

Total noninterest expense	142,221	138,485	562,746	512,622

Income before income taxes	30,081	27,657	146,359	126,851
Income tax provision	6,815	8,626	39,887	35,849

Net income	$ 23,266	$19,031	$106,472	$91,002

Per Share Data
Net income - basic	$ 0.58	$0.48	$2.66	$2.27
Net income – diluted	0.58	0.47	2.64	2.26
Dividends	0.205	0.195	0.790	0.750
Weighted average shares outstanding	39,967,448	40,037,130	40,034,435	40,071,751

Consolidated Statements of
Shareholders' Equity					UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

				Accumulated
				Other
	Common	Capital	Retained	Comprehensive	Treasury
	Stock	Surplus	Earnings	Income	Stock	Total

Balance - January 1, 2010	$55,057	$712,774	$562,748	$40,454	$(355,482)	$1,015,551
Comprehensive income
Net income	-	-	91,002	-	-	91,002
Change in unrealized gains on
securities	-	-	-	(14,989)	-	(14,989)

Total comprehensive income						76,013
Cash dividends ($0.75 per share)	-	-	(30,335)	-	-	(30,335)
Purchase of treasury stock	-	-	-	-	(8,879)	(8,879)
Issuance of equity awards	-	(1,673)	-	-	1,798	125
Recognition of equity based
compensation	-	5,953	-	-	-	5,953
Net tax benefit related to equity
compensation plans	-	152	-	-	-	152
Sale of treasury stock	-	540	-	-	298	838
Exercise of stock options	-	560	-	-	882	1,442

Balance – December 31, 2010	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860

Balance - January 1, 2011	$55,057	$718,306	$623,415	$25,465	$(361,383)	$1,060,860
Comprehensive income
Net income	-	-	106,472	-	-	106,472
Change in unrealized gains on
securities	-	-	-	55,634	-	55,634

Total comprehensive income						162,106
Cash dividends ($0.79 per share)	-	-	(31,964)	-	-	(31,964)
Purchase of treasury stock	-	-	-	-	(9,142)	(9,142)
Issuance of equity awards	-	(2,244)	-	-	2,484	240
Recognition of equity based
compensation	-	6,510	-	-	-	6,510
Net tax benefit related to equity
compensation plans	-	79	-	-	-	79
Sale of treasury stock	-	295	-	-	315	610
Exercise of stock options	-	353	-	-	1,480	1,833

Balance – December 31, 2011	$55,057	$723,299	$697,923	$81,099	$(366,246)	$1,191,132

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(unaudited, dollars in thousands)		Year Ended December 31,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,756,165	4.61%	$4,490,587	4.95%
Securities:
Taxable	4,224,456	2.01	3,964,661	2.28
Tax-exempt	1,497,834	3.54	1,067,689	4.28

Total securities	5,722,290	2.41	5,032,350	2.71
Federal funds and resell agreements	31,273	0.32	44,383	0.36
Interest-bearing due from banks	837,807	0.39	593,518	0.66
Trading securities	51,927	2.64	41,489	1.91

Total earning assets	11,399,462	3.18	10,202,327	3.56
Allowance for loan losses	(73,002)		(69,087)
Other assets	1,090,814		974,993

Total assets	$12,417,274		$11,108,233

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,178,795	0.40%	$5,656,508	0.59%
Federal funds and repurchase agreements	1,471,011	0.12	1,409,349	0.14
Borrowed funds	36,580	0.93	42,313	1.02

Total interest-bearing liabilities	7,686,386	0.35	7,108,170	0.50
Noninterest-bearing demand deposits	3,414,843		2,795,458
Other liabilities	177,420		137,733
Shareholders' equity	1,138,625		1,066,872

Total liabilities and shareholders' equity	$12,417,274		$11,108,233

Net interest spread		2.83%		3.06%
Net interest margin		2.94		3.21

		Three Months Ended December 31,
	2011		2010

	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate

Loans, net of unearned interest	$4,875,327	4.45%	$4,606,019	4.81%
Securities:
Taxable	4,209,819	1.91	4,162,658	2.11
Tax-exempt	1,704,167	3.33	1,219,440	3.95

Total securities	5,913,986	2.32	5,382,098	2.52
Federal funds and resell agreements	35,307	0.30	23,066	0.38
Interest-bearing due from banks	627,953	0.41	517,048	0.62
Trading securities	56,505	4.45	48,039	2.12

Total earning assets	11,509,078	3.11	10,576,270	3.42
Allowance for loan losses	(72,682)		(72,880)
Other assets	1,109,799		1,058,717

Total assets	$12,546,195		$11,562,107

Liabilities and Shareholders' Equity
Interest-bearing deposits	$6,022,262	0.37%	$5,873,330	0.50%
Federal funds and repurchase agreements	1,248,200	0.10	1,441,146	0.15
Borrowed funds	41,513	0.04	38,900	(0.13)

Total interest-bearing liabilities	7,311,975	0.32	7,353,376	0.43
Noninterest-bearing demand deposits	3,863,446		2,947,452
Other liabilities	192,059		170,240
Shareholders' equity	1,178,715		1,091,039

Total liabilities and shareholders' equity	$12,546,195		$11,562,107

Net interest spread		2.79%		2.99%

Net interest margin	2.91		3.12
FOURTH QUARTER 2011
FINANCIAL HIGHLIGHTS	UMB Financial Corporation

(unaudited, dollars in thousands, except share and per share data)

Year Ended December 31	2011	2010

Net interest income	$316,973	$ 310,613
Provision for loan losses	22,200	31,510
Noninterest income	414,332	360,370
Noninterest expense	562,746	512,622
Income before income taxes	146,359	126,851
Net income	106,472	91,002
Net income per share - Basic	2.66	2.27
Net income per share - Diluted	2.64	2.26
Return on average assets	0.86%	0.82%
Return on average equity	9.35%	8.53%

Three Months Ended December 31

Net interest income	$79,533	$ 78,787
Provision for loan losses	5,000	7,400
Noninterest income	97,769	94,755
Noninterest expense	142,221	138,485
Income before income taxes	30,081	27,657
Net income	23,266	19,031
Net income per share - Basic	0.58	0.48
Net income per share - Diluted	0.58	0.47
Return on average assets	0.74%	0.65%
Return on average equity	7.83%	6.92%

At December 31

Assets	$13,541,398	$ 12,404,932
Loans, net of unearned interest	4,960,343	4,583,683
Securities	6,277,482	5,742,104
Deposits	10,169,911	9,028,741
Shareholders' equity	1,191,132	1,060,860
Book value per share	29.46	26.24
Market price per share	37.25	41.44
Equity to assets	8.80%	8.55%
Allowance for loan losses	$72,017	$ 73,952
As a % of loans	1.45%	1.61%
Nonaccrual and restructured loans	$25,581	$ 25,142
As a % of loans	0.52%	0.55%
Loans over 90 days past due	$5,998	$ 5,480
As a % of loans	0.12%	0.12%
Other real estate owned	$5,959	$ 4,387
Net loan charge-offs quarter-to-date	$5,859	$ 6,166
As a % of average loans	0.48%	0.53%
Net loan charge-offs year-to-date	$24,135	$ 21,697
As a % of average loans	0.51%	0.48%

Common shares outstanding	40,426,342	40,430,081

Average Balances
Year Ended December 31

Assets	$12,417,274	$ 11,108,233
Loans, net of unearned interest	4,756,165	4,490,587
Securities	5,774,217	5,073,839
Deposits	9,593,638	8,451,966
Shareholders' equity	1,138,625	1,066,872

Selected Financial Data
of Affiliate Banks			UMB Financial Corporation

(unaudited, dollars in thousands)		December 31, 2011
		Loans
		Net of
	Total	Unearned	Total	Shareholders'
Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$ 11,196,406	$4,001,480 $	8,551,043 $	762,823

Colorado

UMB Bank Colorado, n. a.	1,566,184	633,341	1,205,804	164,880

Kansas

UMB National Bank of America	825,450	208,917	401,106	68,615

Arizona

UMB Bank Arizona, n. a.	143,768	127,893	65,748	15,458

Banking - Related Subsidiaries

UMB CDC, Inc.
UMB Banc Leasing Corp.
UMB Financial Services, Inc.
UMB Insurance, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
UMB Fund Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
Grand Distribution Services, LLC
UMB Distribution Services, LLC
J. D. Clark & Co., Inc.
UMB Bank & Trust, National Association
Scout Distributors, LLC
Scout Investments, Inc.
Prairie Capital Management, LLC
UMB Merchant Banc, LLC